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                                                                EXHIBIT 10.21(a)



                           WARRANT PURCHASE AGREEMENT


        This WARRANT PURCHASE AGREEMENT dated April 10, 2000 (the "Agreement"), is made by and between i3 Mobile, Inc., a Delaware corporation, with its principal offices at 181 Harbor Drive, 3rd Floor, Stamford, Connecticut 06902 (the "Corporation"), and MSNBC Interactive News LLC, a Delaware limited liability company with its principal offices at One Microsoft Way, Redmond, WA 98052-6399 (the "Purchaser").

        The Corporation wishes to sell to the Purchaser, and the Purchaser wishes to acquire from the Corporation, a Common Stock Purchase Warrant, in the form of Exhibit A (the "Warrant"), to purchase an aggregate of Twenty Thousand (20,000) shares of Common Stock, par value $.01 per share, of the Corporation, upon the terms and conditions hereinafter set forth

        Reference is hereby made to that certain written Distribution Agreement between the Corporation and the Purchaser (the "Distribution Agreement").

        NOW THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions and promises hereinafter contained, intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I
                               ISSUANCE OF WARRANT

        Purchaser agrees to pay Corporation the amount of Fifty Thousand Dollars (US$50,000.00) for the Warrant.

                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

        The Corporation represents and warrants to the Purchaser and agrees that:

        2.1. Organization; Good Standing The Corporation is a corporation duly organized, validly existing and subsisting under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership of its property makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the Corporation, and has the corporate power and authority to own and lease its properties, to carry on its business as presently conducted, and to execute, deliver and perform its obligations under this Agreement and the Warrant.

        2.2. Due Authorization The execution, delivery and performance of this Agreement and the Warrant have been duly authorized by all requisite corporate action by the Corporation and will not violate or result in a breach of any provision of any law, statute, rule or regulation, any order of any court or other agency, the Articles of Incorporation (the "Charter") or Bylaws of the Corporation (the "Bylaws"), or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the properties or assets of the Corporation.

        2.3. Binding Obligation; No Consents This Agreement and the Warrant have been duly executed and delivered by the Corporation and constitute valid and legally binding obligations of the Corporation, enforceable in accordance with their respective terms, except as rights to indemnity and contribution under the Warrant may be limited by applicable law and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. No registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental department, commission, board, bureau, agency or instrumentality or any third party is necessary for the execution, delivery and performance of this Agreement or the Warrant or for the issuance of the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares") other than those required under applicable federal and state securities laws (the "Securities Consents and Filings"). The Corporation covenants and agrees to make and obtain all required Securities Consents and Filings within the applicable statutory periods prescribed for such consents and filings.

        2.4. Capitalization The authorized capital stock of the Corporation consists of Twenty two Million Twenty-seven Thousand Two Hundred Sixty-five (22,027,265) shares. All of the shares of Common Stock issuable under the Warrant have been duly reserved for issuance upon exercise of the Warrant.







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        2.5.    Litigation, Etc. There are no material (i) actions, suits, claims, legal or administrative proceedings or to the Corporation's knowledge, investigations pending against the Corporation or any of its subsidiaries relating to or affecting the Corporation, whether at law or in equity, or before or by any governmental authority or arbitrator, which if determined adversely against the Corporation or any of its subsidiaries could reasonably be expected to materially adversely affect the business, results of operations, financial condition, assets, liabilities or prospects of the Corporation and its subsidiaries, taken as a whole, or (ii) judgments, decrees, injunctions or orders of any governmental authority or arbitrator against the Corporation or any of its subsidiaries that could reasonably be expected to materially adversely affect the business, results of operations, financial condition, assets, liabilities or prospects of the Corporation and its subsidiaries, taken as a whole.

        2.6. Corporate and Financial Information. The Corporation has delivered to Purchaser copies of the Corporation's initial public offering prospectus dated as of April 6, 2000 ("Prospectus"). The information contained in the Prospectus is in accordance with the books and records of the Corporation and in all material respects present fairly the financial condition and results of operations of the Corporation, as at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied, except as may be otherwise stated therein and, with respect to any unaudited financial statements, except for such adjustments, consistently applied, necessary for such fair presentation. The information contained in the Prospectus is true, correct and complete in all material respects as of the respective dates of the information set forth therein, and the Prospectus, as of its date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser represents and warrants to the Corporation that:

        3.1. Organization The Purchaser is a limited liability company duly formed and validly existing under the laws of the State of Delaware and has the requisite power and authority to execute, deliver and perform its obligations under this Agreement.

        3.2. Due Authorization The execution, delivery and performance of this Agreement have been duly authorized by all requisite action by the Purchaser.

        3.3. Binding Obligation; No Consents This Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms. No registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental department, commission, board, bureau, agency or instrumentality or any third party is necessary for the execution, delivery and performance of this Agreement by the Purchaser.

        3.4.   Investment Representations

               (a) The Purchaser is acquiring the Warrant hereunder and will acquire Warrant Shares upon the exercise of the Warrant for its own account, for investment and not with a view to the distribution thereof.

               (b) The Purchaser is an "accredited investor" (as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933).

                                   ARTICLE IV

                                  MISCELLANEOUS

        4.1. Amendment, Modification or Waiver This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto.

        4.2. Entire Agreement; Content of Exhibits This Agreement, the Exhibit attached hereto and the Distribution Agreement contain the entire agreement of the parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements or understandings among the parties with respect thereto.

        4.3. Descriptive Headings Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.




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        4.4.    Counterparts This Agreement may be executed in two counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

        4.5. Governing Law This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without regard to its conflicts of laws principles.

        4.6. Benefits of Agreement All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by any party hereto without the consent of the other party hereto.


        IN WITNESS WHEREOF, each of the parties has caused this Warrant Purchase Agreement to be executed on its behalf as of the date first above written.


CORPORATION:                                i3 Mobile, Inc.



                                            By  /s/ Stephen G. Maloney
                                               -------------------------------
                                               Name: STEPHEN G. MALONEY
                                               Title: PRESIDENT & CEO

PURCHASER:                                  MSNBC Interactive, LLC


                                 BY  /s/ Peggy White
                                    -----------------------------------
                                     NAME: PEGGY WHITE
                                     TITLE: DIRECTOR